Exhibit 99.1

For more information contact:
Glenda Allred or Sarah H. Moore
(334) 240-5064

The Colonial BancGroup, Inc. Announces Restatement of Financial Results Reflecting an Expected Net Positive Non-Cash Adjustment for Certain Derivative Transactions

Montgomery, Alabama— The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder, announced today that the Company is restating its annual financial statements for 2002, 2003 and 2004 and interim financial statements for 2004 and 2005 to correct for the Company’s technical interpretation of the derivative accounting rules. The changes to reported earnings are primarily non-cash and non-operating items which reflect changes in accounting for interest rate swaps used to hedge interest rate risk on the Company’s junior subordinated debt and brokered certificates of deposits. The Company will also restate its financials for other immaterial items. The Company expects the restatement to be a cumulative $431,000 net increase to September 30, 2005 retained earnings. Although the cumulative impact of the adjustments on the Company’s financial statements is not significant, the decision to restate prior period financial statements resulted from the impact of the adjustments on certain quarters.

The Company will file an amended Form 10-K for 2004 as well as amended Forms 10-Q for each of the first three quarters of 2005.

Restatement Impact

The change in accounting treatment for the affected interest rate swap agreements and recording other immaterial items is expected to have the following impact on the annual diluted earnings per share for 2002, 2003 and 2004 and on the quarterly diluted earnings per share for 2005:

	Originally Reported	Adjustments for Accounting Treatment of Derivatives		Other Items	Restated
2002	$1.16	$	+0.10	$—	$1.26
2003	1.20		- 0.04	—	1.16
2004	1.33		- 0.01	- 0.01	1.31
Quarter Ended:
March 31, 2005	0.37		- 0.03	—	0.34
June 30, 2005	0.38		+ 0.03	—	0.41
September 30, 2005	0.39		- 0.03	—	0.36

A Current Report on Form 8-K which will be filed with the SEC today will have a summary of the expected financial results as restated and certain ratios that changed due to the change in accounting and the reclassification of the net cash settlement of the interest rate swaps from net interest income to operating noninterest income. The Company will also restate its financials for other immaterial items.

The Company expects the trend in net interest margin to remain as previously reported and should continue to show eight quarters of expanded net interest margin over the affected periods.

SFAS 133 Interpretation for the Interest Rate Swaps

During December of 2005, Colonial became aware that its accounting under SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended was incorrect. After reviewing its abbreviated method of hedge accounting under paragraph 65 of SFAS 133 for its interest rate swap agreements on its junior subordinated debt and brokered certificates of deposit, Colonial concluded that its interest rate swap agreements did not qualify for the abbreviated method of hedge accounting under SFAS 133, even though such swaps were highly effective economic hedges of interest rate risk.

During December of 2005, Colonial terminated its interest rate swap agreements on its junior subordinated debt. The Company expects to use other balance sheet strategies to replace the economics of those interest rate swap agreements. Therefore, the net impact of terminating those interest rate swap agreements and the other strategies is not expected to have a material impact on the Company’s future financial results. Colonial redesignated the interest rate swaps on its brokered certificates of deposit as fair value hedges utilizing the long-haul method of effectiveness testing, and as a result should receive hedge accounting treatment in future periods. Accordingly, the future impact on earnings for ineffectiveness is expected to be minimal.

The change in fair value of the aforementioned interest rate swap agreements from October 1 to termination date or December 31, 2005 will be recorded in the income statement as noninterest income. The impact of the change in fair value in the fourth quarter is expected to be offset by other non-operating items.

Colonial will restate management’s report on internal control over financial reporting as of December 31, 2004, pursuant to Sarbanes-Oxley Section 404, to conclude that its accounting for certain derivatives was not in accordance with GAAP and therefore represents a material weakness as of December 31, 2004. Management’s restated report will conclude that Colonial’s internal control over financial reporting was ineffective as of December 31, 2004 as a result of this material weakness. In light of the restatement, investors should rely on the Company’s forthcoming restated financial statements and other financial information rather than the previously filed financial statements and other financial information for each of the years ended December 31, 2002, 2003 and 2004 and the quarters ended March 31, June 30 and September 30 of 2004 and 2005.

Colonial will file a Current Report on Form 8-K with the SEC today covering the topic of this press release.

The Colonial BancGroup, Inc., with approximately $21 billion in assets operates in Florida, Alabama, Georgia, Nevada and Texas. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions, as they relate to BancGroup (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in these reports are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2005 and beyond;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.